UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 21, 2024
Date of report (Date of earliest event reported)

NUVERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Securities Registered Pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or  Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12b-2 of this chapter). Emerging growth company Yes ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.  Entry Into a Material Definitive Agreement.

On June 21, 2024 (the “Closing Date”), Nuvera Communications, Inc. (“Nuvera,” the “Borrower” or the “Company”) entered into an Amended and Restated Credit Agreement (the “2024 Credit Agreement”) by and among (i) Nuvera as Borrower, (ii) Nuvera subsidiaries as Guarantors (defined below), (iii) CoBank, ACB (“CoBank”) as a Lender, as Issuing Lender, as Swing Line Lender, and as Administrative Agent for the Lenders and (iv) the other Lenders listed in the 2024 Credit Agreement.

The 2024 Credit Agreement covers a senior secured credit facility in the aggregate principal amount of $180.0 million, consisting of a $125.0 million initial term loan (the “Initial Term Loan”), a $25.0 million delayed draw term loan (the “Delayed Draw Term Loan”) and a $30.0 million revolving credit facility (the “Revolving Credit Facility”). The Initial Term Loan and the Delayed Draw Term Loan are collectively referred to as the “Term Loans.” The Revolving Credit Facility and the Term Loans are collectively referred to as the “2024 Credit Facility.”

The 2024 Credit Agreement contains certain usual and customary events of default, including failure to make payments when due, the material inaccuracy of representations or warranties, failure to observe or perform certain covenants, cross-defaults, bankruptcy and insolvency-related events, certain judgments, certain ERISA-related events, or a change in control.

The obligations of Nuvera as Borrower are guaranteed by the following Nuvera subsidiaries (the “Guarantors”):

●                     Peoples Telephone Company

●                     Western Telephone Company

●                     Hutchinson Telephone Company

●                     Hutchinson Telecommunications, Inc.

●                     Hutchinson Cellular, Inc.

●                     Tech Trends, Inc.

●                     Sleepy Eye Telephone Company

●                     Scott-Rice Telephone Co.

The Borrower and Guarantors are collectively referred to as the “Loan Parties.”

Initial Term Loan

The $125.0 million Initial Term Loan was drawn in a single advance on the Closing Date. Amounts repaid under the Initial Term Loan may not be borrowed again.  The proceeds of the Initial Term Loan were used to pay off the existing credit facilities pursuant to the Credit Agreement, dated as of July 15, 2022, by and between the Company, the Guarantors and CoBank (as modified, amended, restated and supplemented, “2022 Credit Agreement”).

Delayed Draw Term Loan

The $25.0 million Delayed Draw Term Loan may be drawn in no more than five advances, in minimum amounts of $5.0 million, during the period ending on the earlier of (i) two years from the Closing Date or (ii) the date the Delayed Draw Term Loan is drawn in full (the “Delayed Draw Term Loan Expiration Date”).  Amounts repaid under the Delayed Draw Term Loan may not be borrowed again.

Maturity Date

The Maturity Date for the Term Loans is June 21, 2029 or five years from the Closing Date.

Revolving Credit Facility

The Revolving Credit Facility in an aggregate principal amount of up to $30.0 million is available during the period through the Revolving Credit Facility Maturity Date, which is June 21, 2029 or five years from the Closing Date. Amounts borrowed under the Revolving Credit Facility may be repaid and borrowed again by the Company from time to time. The Revolving Credit Facility proceeds will be used for capital expenditures and other Nuvera general corporate purposes. The Revolving Credit Facility includes (i) a $5.0 million Letter of Credit subfacility and (ii) a $3.0 million Swing Line Loan subfacility.

Repayment of Term Loans

              Commencing with the fiscal quarter ending June 30, 2026, the Borrower is required to repay the aggregate outstanding principal balance of the $125.0 million Initial Term Loan in quarterly principal payments on the last business day of each fiscal quarter for the periods and in the amounts set forth in the following table:

Quarterly Payment Dates	Quarterly Repayments
June 30, 2026 – March 31, 2028	$781,250
June 30, 2028 through Maturity Date	$1,562,500
Maturity Date	Outstanding principal balance of Initial Term Loan

Commencing with the fiscal quarter ending June 30, 2026, the Borrower is also required to repay the aggregate outstanding principal balance of the Delayed Draw Term Loans in quarterly principal payments on the last business day of each fiscal quarter for the periods and in the percentages set forth in the following table:

Quarterly Payment Dates	Quarterly Repayments
June 30, 2026 – March 31, 2028	0.625%
June 30, 2028 through Maturity Date	1.250%
Maturity Date	Outstanding principal balance of the Delayed Draw Term Loan

  These repayment amounts are due in addition to any earlier voluntary or mandatory pre-payments that the Borrower may make under the 2024 Credit Agreement.

Additional Financing

Under the 2024 Credit Agreement, the Company may from time to time add an incremental term loan facility or facilities of up to $30.0 million, in minimum amounts of $5.0 million per incremental term loan facility with additional commitments from existing lenders or with new commitments from financial institutions reasonably acceptable to the Administrative Agent and the Nuvera, upon terms and conditions set forth in the 2024 Credit Agreement.

Covenants and Dividends

The 2024 Credit Agreement contains (i) customary affirmative Company covenants on reporting to the Lenders and maintaining its business operation and (i) negative Company covenants on additional indebtedness, with limited exceptions, and enumerated types of corporate actions (subject to customary exceptions) such as mergers, acquisitions, sale of assets, and issuance of equity interests.

The 2024 Credit Agreement prohibits Company cash dividends and share repurchases, except that,
(i)

as long as there is no Default or Event of Default and the Total Leverage Ratio is less than or equal to 4.25:1.00 (before and after giving effect to any payment), the Company may pay dividends or make redemptions or repurchases of its equity interests up to $3.0 million per fiscal year;

(ii)

as long as there is no Default or Event of Default and the Company’s Total leverage Ratio is less than or equal to 3.50:1.00 (before and after giving effect to any payment), the Company may pay cash dividends or make redemptions or repurchases of its equity interests in an unlimited amount; and

(iii)

the Company will have the right to conduct “Share Withholding” and accept Company shares (y) for the payment of the option exercise price or (z) for required tax withholding in connection with option exercises or vesting of other equity awards under Company equity plans.

Financial Covenants; Minimum Leverage Ratio; Minimum Debt Service Coverage Ratio

The 2024 Credit Agreement contains the following financial covenants:

The Loan Parties must maintain, measured as of the last day of each fiscal quarter, a Leverage Ratio of the Borrower of not more than the ratios set forth below for the periods specified below:

Period	Ratio
Closing Date through September 30, 2027	6.00:1.00
October 1, 2027 through September 30, 2028	5.00:1.00
October 1, 2028 through the Maturity Date	4.00:1.00

In addition, the Loan Parties must maintain, measured as of the last day of each fiscal quarter, a Debt Service Coverage Ratio of the Borrower of not less than 2.00:1.00.

Pledge and Security Agreement

On the Closing Date, the Loan Parties entered into an Amended and Restated Pledge and Security Agreement (“2024 Security Agreement”) under which the Loan Parties pledged substantially all their real and personal property to secure the obligations of the Loan Parties under the 2024 Credit Agreement and the Loan Documents (as defined in the 2024 Credit Agreement).

Interest Rate

Borrowings under the 2024 Credit Agreement will bear interest based on either the Base Rate or Term SOFR, at the Company’s option, in each case plus an applicable margin. The Base Rate is the greatest of (1) the prime rate (as defined in the 2024 Credit Agreement), (2) the federal funds effective rate (as defined in the 2024 Credit Agreement) plus 0.50% or (3) the Adjusted Term SOFR (as defined in the 2024 Credit Agreement) plus 1.00%, but in no event will the Base Rate be less than 1.0%.

The applicable margin for loans under the 2024 Credit Agreement, which varies based on the Total Leverage Ratio (as defined in the 2024 Credit Agreement), ranges from 1.75% to 3.00% per year for Base Rate loans and from 2.75% to 4.0% per year for Term SOFR loans. The Company is required to pay a commitment fee for the unused portion of the Revolving Credit Facility, which will range from 0.30% to 0.50% per year, depending on the Total Leverage Ratio.

Interest is generally due and payable on the first day of each calendar quarter after the Closing Date and on the Maturity Date.

These interest rates are contained in the following Pricing Grid

Level	Leverage Ratio	Applicable Letter of Credit Fee Rate	Applicable Margin for Base Rate Loans	Applicable Margin for Term SOFR Rate Loans	Unused Commitment Fee
Level I	>5.50:1.00	4.000%	3.000%	4.000%	0.500%
Level II	< 5.50:1.00, but >5.00:1.00	3.750%	2.750%	3.750%	0.500%
Level III	<5.00:1.00, but >4.50:1.00	3.500%	2.500%	3.500%	0.350%
Level IV	< 4.50:1.00, but >4.00:1.00	3.250%	2.250%	3.250%	0.350%
Level V	< 4.00:1.00, but >3.50:1.00	3.000%	2.000%	3.000%	0.300%
Level VI	< 3.50:1.00	2.750%	1.750%	2.750%	0.300%

Summary Descriptions

The descriptions of the 2024 Credit Agreement and the 2024 Pledge and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are attached to this report as Exhibit 10.1 and 10.2 and are incorporated by reference into this Item 1.01. Terms not defined in this Form 8-K have the meanings set forth in these agreements.

Item 1.02 Termination of a Material  Definitive Agreement

On the Closing Date, the Company paid all amounts owing under the 2022 Credit Agreement and that agreement was terminated. In addition, on the Closing Date, the Security and Pledge Agreement entered into in connection with 2022 Credit Facility was replaced by the 2024 Security Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Form on Form 8-K is incorporated by reference into this Item 2.03.

Section 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1

*Amended and Restated Credit Agreement dated as of June 21, 2024 between Nuvera, Nuvera subsidiaries as Guarantors, CoBank, ACB as a Lender, as Issuing Lender, as Swing Line Lender, and as Administrative Agent for the Lenders and the other Lenders listed in the 2024 Credit Agreement

10.3	*Amended and Restated Pledge and Security Agreement dated as of June 21, 2024 between Nuvera, Nuvera subsidiaries as Guarantors and CoBank ACB as Administrative Agent

*Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules to these agreements have been omitted from this Report and will be furnished supplementally to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2024	Nuvera Communications, Inc.

	By:	/s/Curtis Kawlewski
Curtis Kawlewski
	Its:	Chief Financial Officer